Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT


Iowa-Illinois Gas and Electric Company:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Iowa-Illinois Gas and Electric Company for the year ended December 31, 1994 and the report of Deloitte & Touche dated June 10, 1994, appearing in the Annual Report on Form 11-K of the Iowa-Illinois Gas and Electric Company Savings Plan for the year ended December 31, 1993.


                       DELOITTE & TOUCHE LLP


April 6, 1995
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                                                    Exhibit 23.2




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of (a) our reports dated January 28, 1993, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and Subsidiary Company as of December 31, 1992, and the related statements of income, retained earnings and cash flows for the year then ended and the financial statement schedule listed in Item 14(a)(2) as of December 31, 1992, included or incorporated by reference in the Company's Form 10-K for the year then ended December 31, 1994 (Commission file number 1-3573) and (b) our report dated June 18, 1993, covering the statement of net assets available for plan benefits of the Iowa-Illinois Gas and Electric Company Savings Plan as of December 31, 1992, and the related statements of changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1992, included in the Form 11-K of the Savings Plan for the year ended December 31, 1993. It should be noted that we have not audited any financial statements of the Company or the Savings Plan subsequent to December 31, 1992, or performed any audit procedures subsequent to the date of our report.


                         ARTHUR ANDERSEN LLP




Chicago, Illinois
April 11, 1995